SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT ☒

FILED BY A PARTY OTHER THAN THE REGISTRANT ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission only (as permitted by Rule
14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

THEGLOBE.COM, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☒] No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1. Title of each class of securities to which transaction applies: N/A

2. Aggregate number of securities to which transaction applies: N/A

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A

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☐ Fee paid previously with preliminary materials.

☐Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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THEGLOBE.COM, INC.
110 EAST BROWARD BOULEVARD
SUITE 1400
FORT LAUDERDALE, FLORIDA 33301

November 21, 2005

Dear Stockholder:

We invite you to attend our Annual Meeting of Stockholders on Wednesday, December 28, 2005, 10 a.m., at theglobe.com, inc.’s corporate headquarters located at 110 East Broward Boulevard, Suite 1100, Fort Lauderdale, Florida, 33301.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you about the agenda and procedures for the meeting. In addition to specific agenda items, we will discuss generally the operations of theglobe.com. We welcome your comments and hope you will join us.

Whether or not you plan to attend in person, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS. The Board of Directors recommends that stockholders vote FOR each of the matters described in the proxy statement to be presented at the Annual Meeting of Stockholders.

PLEASE DATE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

Thank you.

Sincerely,

/s/ Michael S. Egan

Michael S. Egan
Chief Executive Officer

THEGLOBE.COM, INC.
110 EAST BROWARD BOULEVARD
SUITE 1400
FORT LAUDERDALE, FLORIDA 33301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 28, 2005

theglobe.com, inc., a Delaware corporation, will hold its Annual Meeting of Stockholders on Wednesday, December 28, 2005 at 10 a.m., at theglobe.com, inc.’s corporate headquarters located at 110 East Broward Boulevard, Suite 1100, Fort Lauderdale, Florida 33301, for the following purposes:

1.To elect the Board of Directors for the coming year;

2.To transact any other business that may properly come before the Annual Meeting of Stockholders.

If you own shares of theglobe.com as of the close of business on November 4, 2005, you can vote those shares by proxy or in person at the Annual Meeting of Stockholders.

Fort Lauderdale, Florida
November 21, 2005
By Order of the Board of Directors

/s/ Michael S. Egan Michael S. Egan Chief Executive Officer

____________________________________________________________

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE IS NECESSARY IF YOU MAIL IT IN THE UNITED STATES.

THEGLOBE.COM, INC.

PROXY STATEMENT
IN CONNECTION WITH ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 28, 2005.

THE BOARD OF DIRECTORS OF THEGLOBE.COM, INC. ("THEGLOBE", "WE" OR "US") IS SOLICITING PROXIES TO BE VOTED AT THE ANNUAL MEETING OF STOCKHOLDERS (THE "ANNUAL MEETING") TO BE HELD AT THEGLOBE’S CORPORATE HEADQUARTERS LOCATED AT 110 EAST BROWARD BOULEVARD, SUITE 1100, FORT LAUDERDALE, FLORIDA ON WEDNESDAY, DECEMBER 28, 2005 AT 10:00 A.M. AND AT ANY ADJOURNMENT OR POSTPONEMENT.

This proxy statement and the accompanying proxy are first being sent to stockholders entitled to vote at the Annual Meeting on or about November 21, 2005. theglobe.com's principal executive offices are located at 110 East Broward Boulevard, Suite 1400, Fort Lauderdale, Florida 33301, telephone number (954) 769-5900.

VOTING RIGHTS AND SOLICITATION OF PROXIES

PURPOSE OF THE ANNUAL MEETING

As summarized in the accompanying Notice of Annual Meeting of Stockholders, the purpose of the annual meeting is to elect the Board of Directors for the coming year (see Proposal No. 1 in this proxy statement for further details) and to transact any other business that may properly come before the Annual Meeting of Stockholders.

RECORD DATE AND SHARES OUTSTANDING

Stockholders of record who owned common stock at the close of business on November 4, 2005 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 173,146,807 shares of common stock were issued and outstanding. The average of the bid and asked price of our common stock on the OTC Bulletin Board on the Record Date was $0.40 per share.

REVOCABILITY AND VOTING OF PROXIES

Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

•	by writing a letter delivered to Robin S. Lebowitz, Corporate Secretary of theglobe, stating that the proxy is revoked;

•	by submitting another proxy with a later date; or

•	by attending the Annual Meeting and voting in person.

Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares. Shares of common stock represented by properly executed proxies will be voted at the Annual Meeting in accordance with the instructions indicated on the proxies, unless the proxies have been revoked.

Unless we receive specific instructions to the contrary, properly executed proxies will be voted: (i) FOR the election of each of theglobe's nominees as a director (Proposal No. 1) and (ii) FOR any other matters that may come before the Annual Meeting, at the discretion of the proxy holders. theglobe does not presently anticipate any other business will be presented for vote at the Annual Meeting.

LIST OF STOCKHOLDERS

A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting during regular business hours at our offices located at 110 East Broward Boulevard, Suite 1400, Fort Lauderdale, Florida, by contacting Robin S. Lebowitz, Corporate Secretary of theglobe.

VOTING AT THE ANNUAL MEETING

Each share of common stock outstanding on the Record Date will be entitled to one (1) vote on each matter submitted to a vote of the stockholders, including the election of directors.

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

A plurality of the votes cast by the holders of common stock is required for the election of Directors (Proposal No. 1). Abstentions and broker "non-votes" are not counted for purposes of Proposal No. 1.

SOLICITATION

We will pay the costs relating to this proxy statement, the proxy and the Annual Meeting. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to beneficial owners. Directors, officers and regular employees may also solicit proxies. They will not receive any additional compensation for the solicitation.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS

The Board of Directors proposes the following three nominees for election as directors at the Annual Meeting. The directors will hold office from election until the next Annual Meeting, or until their successors are elected and qualified.

NOMINEE	AGE	POSITION HELD WITH THEGLOBE	DIRECTOR SINCE

Michael S. Egan	65	Chairman and Chief Executive Officer	1997
Edward A. Cespedes	39	Director, President, Treasurer and Chief Financial Officer	1997
Robin Segaul Lebowitz	41	Director, Vice President of Finance, and Corporate Secretary	2001

MICHAEL S. EGAN. Michael Egan has served as theglobe's Chairman since 1997, and as its Chief Executive Officer since June 1, 2002. Since 1996, Mr. Egan has been the controlling investor of Dancing Bear Investments, a privately held investment company. Mr. Egan is also Chairman of Certified Vacations, a privately held wholesale travel company which was founded in 1980. Certified Vacations specializes in designing, marketing and delivering vacation packages. Mr. Egan spent over 30 years in the rental car business. He began with Alamo Rent-A-Car in 1973, became an owner in 1979, and became Chairman and majority owner from January 1986 until November 1996 when he sold the company to AutoNation. In 2000, AutoNation spun off the rental division, ANC Rental (Other OTC: ANCXZ.PK), and Mr. Egan served as Chairman until October 2003. Prior to acquiring Alamo, he held various administration positions at Yale University and taught at the University of Massachusetts at Amherst. Mr. Egan is a graduate of Cornell University where he received his Bachelor's degree in Hotel Administration.

EDWARD A. CESPEDES. Edward Cespedes has served as a director of theglobe since 1997, as President of theglobe since June 1, 2002, and as Treasurer and Chief Financial Officer of theglobe since February 1, 2005. Mr. Cespedes is also the President of E&C Capital Partners, LLLP, a privately held investment company. Mr. Cespedes served as the Vice Chairman of Prime Ventures, LLC, from May 2000 to February 2002. From August 2000 to August 2001, Mr. Cespedes served as the President of the Dr. Koop Lifecare Corporation and was a member of the Company's Board of Directors from January 2001 to December 2001. From 1996 to 2000, Mr. Cespedes was a Managing Director of Dancing Bear Investments. Concurrent with his position at Dancing Bear Investments, from 1998 to 2000, Mr. Cespedes also served as Vice President for corporate development for theglobe where he had primary responsibility for all mergers, acquisitions, and capital markets activities. In 1996, prior to joining Dancing Bear Investments, Mr. Cespedes was the Director of Corporate Finance for Alamo Rent-A-Car. From 1988 to 1996, Mr. Cespedes worked in the Investment Banking Division of J.P. Morgan and Company, where he most recently focused on mergers and acquisitions. In his capacity as a venture capitalist, Mr. Cespedes has served as a member of the board of directors of various portfolio companies. Mr. Cespedes is the founder of the Columbia University Hamilton Associates, a foundation for university academic endowments. In 1988 Mr. Cespedes received a Bachelor's degree in International Relations from Columbia University.

ROBIN S. LEBOWITZ. Robin Lebowitz has served as a director of theglobe since December 2001, as Corporate Secretary of theglobe since June 1, 2002, and as Vice President of Finance of theglobe since February 23, 2004. Ms. Lebowitz also served as Treasurer of theglobe from June 1, 2002 until February 23, 2004 and as Chief Financial Officer of theglobe from July 1, 2002 until February 23, 2004. Ms. Lebowitz has worked in various capacities for the Company's Chairman, Michael Egan, for ten years. She is the Controller/Managing Director of Dancing Bear Investments, Mr. Egan's privately held investment management and holding company. Previously, Ms. Lebowitz served on the Board of Directors of theglobe from August 1997 to October 1998. At Alamo Rent-A-Car, she served as Financial Assistant to the Chairman (Mr. Egan). Prior to joining Alamo, Ms. Lebowitz was the Corporate Tax Manager at Blockbuster Entertainment Group where she worked from 1991 to 1994. From 1986 to 1989, Ms. Lebowitz worked in the audit and tax departments of Arthur Andersen & Co. Ms. Lebowitz received a Bachelor of Science in Economics from the Wharton School of the University of Pennsylvania; a Masters in Business Administration from the University of Miami and is a Certified Public Accountant.

EXECUTIVE OFFICERS

In addition to those three executive officers whom are also directors (see “Nominees for Directors”), the following persons also served as executive officers as of the fiscal year ended December 31, 2004:

NAME	AGE	POSITION HELD WITH THEGLOBE

Albert J. Detz	57	Former Chief Financial Officer, Treasurer
Paul Soltoff	51	Former Chief Executive Officer of SendTec, Inc. and Former Director

ALBERT J. DETZ. Albert Detz was appointed Chief Financial Officer and Treasurer of theglobe in June 2004. In February 2005, Mr. Detz resigned his positions with theglobe and thereafter began performing various financial and consulting services on a project basis to theglobe. From October 2002 to June 2004 Mr. Detz was retired. From January 2001 to September 2002, Mr. Detz served as Vice President, Finance for NationsRent, Inc. From July 1998 to August 2000, Mr. Detz served as Senior Vice President and Chief Financial Officer of Gerald Stevens, Inc. During 1998 and 1999, Mr. Detz additionally served as Vice President, Chief Financial Officer of Data Core Software Corporation during their development stage period. Mr. Detz worked at Blockbuster Entertainment Group, a division of Viacom Inc. from 1991 to 1997, having most recently served as Senior Vice President and Chief Financial Officer from October 1994 to June 1997. Prior to Blockbuster, Mr. Detz served in various finance related positions including Vice President, Corporate Controller, for 11 years within the Computer Systems Division of Gould Electronics, Inc., and at Encore Computer Corporation. Prior to these experiences, Mr. Detz worked in the audit department of Coopers & Lybrand. Mr. Detz is a graduate of the Pennsylvania State University where he received his Bachelors degree in Business Administration.

PAUL SOLTOFF. Paul Soltoff has served as Chairman of the Board and Chief Executive Officer of SendTec since its inception in February 2000. Commensurate with the SendTec merger on September 1, 2004, Mr. Softoff continued in the position of Chief Executive Officer of SendTec, then theglobe’s wholly owned subsidiary, and was elected to theglobe’s Board of Directors. In February 2005, Mr. Soltoff resigned from the Company’s Board of Directors but continued to serve as Chief Executive Officer of SendTec until October 31, 2005, when his employment was terminated commensurate with the Company’s sale of its SendTec business. In 1997, Mr. Soltoff became the Chief Executive Officer of Soltoff Direct Corporation, a specialized direct marketing consulting company located in St. Petersburg, Florida. Since the inception of SendTec, Soltoff Direct Corporation has been largely inactive. Mr. Soltoff is a graduate of Temple University where he received his Bachelor of Science degree in Business Marketing in 1995.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

Michael Egan, theglobe’s Chairman, was Chairman of ANC Rental Corporation from late 2000 until October 2003 and was Chief Executive Officer of ANC Rental Corporation from late 2000 until April 4, 2002. In November 2001, ANC Rental Corporation filed voluntary petitions for relief under chapter 11 or title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (Case No. 01-11200).

Edward Cespedes, a Director of theglobe, was also a Director of Dr. Koop Lifecare Corporation from January 2001 to December 2001. In December 2001, Dr. Koop Lifecare Corporation filed petitions seeking relief under Chapter 7 of the United States Bankruptcy Code.

Albert J. Detz, the Chief Financial Officer of theglobe from June 2004 to February 2005, was Vice President, Finance for NationsRent, Inc. from January 2001 to September 2002. In December 2001, NationsRent, Inc. filed voluntary petitions for relief under Chapter 11 or Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (Case No. 01-11628 PJW). Mr. Detz was also the Senior Vice President and Chief Financial Officer of Gerald Stevens, Inc. from July 1998 to August 2000. In April 2001, Gerald Stevens, Inc. filed voluntary petitions for relief under Chapter 11 or Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court in Miami Florida (Case No. 01-13984 BKC-RAM through 01-14039 BKC-RAM.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

Including unanimous written actions of the Board, the Board of Directors met 24 times in 2004. No incumbent director who was on the Board for the entire year attended less than 75% of the total number of all meetings of the Board and any committees of the Board on which he or she served, if any, during 2004.

The Board of Directors has a standing Audit and Compensation Committee but no standing Nominating Committee.

Audit Committee. The Audit Committee, which was formed in July 1998, reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of our independent auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of our auditors and our accounting practices and internal controls. The Audit Committee operates pursuant to a written charter, as amended, adopted by the Board of Directors on June 12, 2000. The current members of the Audit Committee are Messrs. Egan and Cespedes and Ms. Lebowitz, all of whom are employee directors. None of the current committee members are considered “independent” within the meaning of applicable NASD rules. Ms. Lebowitz serves as the “audit committee financial expert” as required by Section 407 of Sarbanes, but is not considered “independent” within the meaning of applicable NASD rules. Including unanimous written actions of the Committee, the Audit Committee held 7 meetings in 2004.

Compensation Committee. The Compensation Committee, which met 9 times in 2004 (including unanimous written actions of the Committee), establishes salaries, incentives and other forms of compensation for officers and other employees of theglobe.com. The Compensation Committee (as well as the entire Board of Directors) also approves option grants under all of our outstanding stock based incentive plans. The current members of the Compensation Committee are Messrs. Egan and Cespedes.

Nominating Committee. The Board of Directors does not have a separate nominating committee. Rather, the entire Board of Directors acts as nominating committee. Based on the Company's Board currently consisting only of employee directors, the Board of Directors does not believe the Company would derive any significant benefit from a separate nominating committee. Due primarily to their status as employees of the Company, none of the members of the Board are “independent” as defined in the NASD listing standards. The Company does not have a Nominating Committee charter.

In recommending director candidates in the future (including director candidates recommended by stockholders), the Board intends to take into consideration such factors as it deems appropriate based on the Company's current needs. These factors may include diversity, age, skills, decision-making ability, inter-personal skills, experience with businesses and other organizations of comparable size, community activities and relationships, and the interrelationship between the candidate's experience and business background, and other Board members' experience and business background, whether such candidate would be considered “independent”, as such term is defined in the NASD listing standards, as well as the candidate's ability to devote the required time and effort to serve on the Board.

The Board will consider for nomination by the Board director candidates recommended by Stockholders if the Stockholders comply with the following requirements. Under our By-Laws, if a stockholder wishes to nominate a director at the Annual Meeting, we must receive the stockholder's written notice not less than 60 days nor more than 90 days prior to the date of the annual meeting, unless we give our stockholders less than 70 days' notice of the date of our Annual Meeting. If we provide less than 70 days' notice, then we must receive the stockholder's written notice by the close of business on the 10th day after we provide notice of the date of the Annual Meeting. The notice must contain the specific information required in our By-Laws. A copy of our By-Laws may be obtained by writing to the Corporate Secretary. If we receive a stockholder's proposal within the time periods required under our By-Laws, we may choose, but are not required, to include it in our proxy statement. If we do, we may tell the other stockholders what we think of the proposal, and how we intend to use our discretionary authority to vote on the proposal. All proposals should be made in writing and sent via registered, certified or express mail, to our executive offices, 110 East Broward Boulevard, Suite 1400, Fort Lauderdale, Florida 33301, Attention: Robin S. Lebowitz, Corporate Secretary.

Shareholder Communications with the Board of Directors. Any shareholder who wishes to send communications to the Board of Directors should mail them addressed to the intended recipient by name or position in care of: Corporate Secretary, theglobe.com, inc., 110 East Broward Boulevard, Suite 1400, Fort Lauderdale, Florida, 33301. Upon receipt of any such communications, the Corporate Secretary will determine the identity of the intended recipient and whether the communication is an appropriate shareholder communication. The Corporate Secretary will send all appropriate shareholder communications to the intended recipient. An "appropriate shareholder communication" is a communication from a person claiming to be a shareholder in the communication, the subject of which relates solely to the sender's interest as a shareholder and not to any other personal or business interest.

In the case of communications addressed to the Board of Directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Board. In the case of communications addressed to any particular directors, the Corporate Secretary will send appropriate shareholder communications to such director. In the case of communications addressed to a committee of the board, the Corporate Secretary will send appropriate shareholder communications to the Chairman of such committee.

The Board of Directors encourages, but does not require, its directors to attend the Company’s annual meeting of stockholders. Last year, all of the Company’s directors attended the annual meeting.

DIRECTOR COMPENSATION

Directors who are also our employees receive no compensation for serving on our Board or committees. We reimburse non-employee directors for all travel and other expenses incurred in connection with attending Board and committee meetings. Non-employee directors are also eligible to receive automatic stock option grants under our 1998 Stock Option Plan, as amended and restated. As of December 31, 2004 there were no directors who met this definition.

Each director who becomes an eligible non-employee director for the first time receives an initial grant of options to acquire 25,000 shares of our common stock. In addition, each eligible non-employee director will receive an annual grant of options to acquire 7,500 shares of our common stock on the first business day following each annual meeting of stockholders that occurs while the 1998 Stock Option Plan or 2000 Stock Option Plan is in effect. These stock options will be granted with per share exercise prices equal to the fair market value of our common stock as of the date of grant.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE NOMINEES AS DIRECTORS OF THEGLOBE.COM.

We will vote your shares as you specify on the enclosed proxy card. If you do not specify how you want your shares voted, we will vote them FOR the election of all the nominees listed above. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares FOR that other person. The Board of Directors does not presently anticipate that any nominee will be unable to serve.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of the record date of November 4, 2005 by (i) each person who owns beneficially more than 5% of our common stock, (ii) each of our directors, (iii) each of the officers named in the table under the heading "Executive Compensation-Summary Compensation Table," for 2004 (our “Named Executive Officers”), and (iv) all directors and executive officers as a group. A total of 173,146,807shares of theglobe's common stock were issued and outstanding on November 4, 2005.

The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission ("SEC") governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise indicated below, the address of each person named in the table below is in care of theglobe.com, inc., P.O. Box 029006, Fort Lauderdale, Florida 33302.

	SHARES BENEFICIALLY OWNED
DIRECTORS, NAMED EXECUTIVE OFFICERS AND 5% STOCKHOLDERS	NUMBER	PERCENT	TITLE OF CLASS

Dancing Bear Investments, Inc. (1)	8,303,148	4.8%	Common

Michael S. Egan (2)	140,698,100	57.0%	Common

Edward A. Cespedes (3)	4,214,066	2.4%	Common

Robin S. Lebowitz (4)	1,033,146	*	Common

Paul Soltoff (9)	14,100	*	Common

Albert J. Detz (5)	343,750	*	Common

E&C Capital Partners LLLP(6)	72,469,012	35.0%	Common

Wellington Management Company, LLP(7).	19,741,900	11.4%	Common

E&C Capital Partners II Ltd. (8)	40,000,000	19.3%	Common

All directors and executive officers as a group (5 persons)	146,303,162	57.9%	Common

* less than 1%

(1) Dancing Bear Investments Inc.'s mailing address is P.O. Box 029006, Ft. Lauderdale, FL 33302. Mr. Egan owns Dancing Bear Investments, Inc.
(2) Includes the shares that Mr. Egan is deemed to beneficially own as the controlling investor of Dancing Bear Investments, Inc., E&C Capital Partners, LLLP, and E&C Capital Partners II Ltd. and as the Trustee of the Michael S. Egan Grantor Retained Annuity Trusts for the benefit of his children. Also includes (i) 5,593,597 shares of our common stock issuable upon exercise of options that are currently exercisable and 469 shares of our common stock issuable upon exercise of options that are exercisable within 60 days of November 4, 2005; (ii) 3,541,337 shares of our common stock held by Mr. Egan's wife, as to which he disclaims beneficial ownership; and (iii) 204,082 shares of our common stock issuable upon exercise of warrants at $1.22 per share owned by Mr. Egan and his wife.

(3) Includes 4,213,597 shares of our common stock issuable upon exercise of options that are currently exercisable and 469 shares of our common stock issuable upon exercise of options that are exercisable within 60 days of November 4, 2005.
(4) Includes 1,031,121 shares of our common stock issuable upon exercise of options that are currently exercisable and 2,025 shares of our common stock issuable upon exercise of options that are exercisable within 60 days of November 4, 2005.
(5) Includes 343,750 shares of our common stock issuable upon exercise of options that are exercisable within 60 days of November 4, 2005.
(6) E&C Capital Partners, LLLP is a privately held investment vehicle controlled by our Chairman, Michael S. Egan. Our President, Edward A. Cespedes, has a minority, non-controlling interest in E&C Capital Partners, LLLP. E&C Capital Partners, LLLP's mailing address is P.O. Box 029006, Ft. Lauderdale, FL 33302. Includes 34,000,000 shares of our common stock issuable upon the conversion of the Convertible Notes.
(7) The information about Wellington Management Company, LLP was provided to us by Wellington as of September 30, 2005. Wellington Management in its capacity as an investment adviser, may be deemed to have beneficial ownership of 19,741,900 shares of common stock that are owned by numerous investment advisory clients, none of which is known to have such interest with respect to more than five percent of the class of shares. Wellington Management is a registered investment adviser under the Investment Advisers Act of 1940, as amended. Wellington Management’s mailing address is 75 State Street, Boston, MA 02109.
(8) E&C Capital Partners II Ltd. is a privately held investment vehicle controlled by our Chairman, Michael S. Egan. Includes 34,000,000 shares of our common stock issuable upon the conversion of the Convertible Notes.
(9) In connection with the sale of its SendTec business to RelationServe Media, Inc. on October 31, 2005, Mr. Soltoff’s employment with SendTec was terminated and the Company redeemed 10,183,190 shares of its common stock from Mr. Soltoff and cancelled all of Mr. Soltoff’s outstanding stock options and warrants.

EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid by us to those persons serving as the chief executive officer at any time during the last calendar year and our four other most highly compensated executive officers (collectively, the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long-Term Compensation(1)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Number of Securities Underlying Options (#)	All Other Compensation($)
Michael S. Egan,	2004	250,000	77,500	--	--
Chairman, Chief Executive	2003	125,000	50,000	1,000,000	--
Officer (2)	2002	--	--	2,507,500	--

Edward A. Cespedes,	2004	250,000	77,500	--	--
President, Treasurer and Chief	2003	225,000	50,000	550,000	--
Financial Officer (3)	2002	100,000	25,000	1,757,500	41,668

Albert J. Detz,	2004	100,139	--	200,000	--
Former Chief Financial Officer,
Treasurer (4)

Robin S. Lebowitz,	2004	144,167	17,500	--	--
Former Chief Financial Officer;	2003	137,500	--	100,000	--
Vice President of Finance (5)	2002	58,350	10,000	507,500	--

Paul Soltoff,	2004	100,000	17,000	477,337	--
Former Chief Executive Officer,
SendTec, Inc. (6)

(1) Included in long-term compensation for 2004 are 200,000 options granted to Mr. Detz at an exercise price of $0.38 per share. In addition, long-term compensation for 2004 includes replacement options to acquire 477,337 shares of theglobe.com common stock granted to Mr. Soltoff at an exercise price of $0.06 per share in exchange for options which Mr. Soltoff held prior to the acquisition of SendTec, Inc. by theglobe. Included in long-term compensation for 2003 are 1,650,000 options granted during the year at $0.56 per share to the Named Executive Officers. Included in long-term compensation for 2002 are 7,500 options granted to each of Messrs. Egan and Cespedes and Ms. Lebowitz in June 2002 at an exercise price of $0.04 per share in accordance with the Company's Director Compensation Plan; and 2,500,000, 1,750,000, and 500,000 options granted in June 2002 at an exercise price of $0.02 per share related to bonuses earned in 2002 for Messrs. Egan and Cespedes and Ms. Lebowitz, respectively.

(2) Mr. Egan became an executive officer in July 1998. We began paying Mr. Egan a base salary in July 2003. We did not pay Mr. Egan a base salary in 2002 or 2001. Effective in March 2005, the Company discontinued paying Mr. Egan’s base salary, at his request. The Company is obligated to pay all such deferred salary amounts to Mr. Egan upon his demand. At September 30, 2005, deferred base salary payable to Mr. Egan totaled approximately $144,200.

(3) Mr. Cespedes became President in June 2002 and Treasurer and Chief Financial Officer in February 2005. Prior to this, Mr. Cespedes served as a consultant to the Company and was paid $41,668 for these services.

(4) Mr. Detz became Chief Financial Officer and Treasurer in June 2004 at a base salary of $175,000 per year. In February 2005, Mr. Detz resigned his positions with the Company and thereafter began performing various financial and accounting consulting services on a project basis to the Company.

(5) Ms. Lebowitz became an officer of the Company in June 2002 and Chief Financial Officer in July 2002. In February 2004, Ms. Lebowitz resigned her position as Chief Financial Officer and became Vice President of Finance.

(6) Mr. Soltoff became a Director of the Company and Chief Executive Officer of SendTec, Inc. in September 2004. On February 21, 2005, Mr. Soltoff resigned from the Company’s Board of Directors but continued to serve as CEO of SendTec, Inc. His base salary was $300,000 per year. Salary for 2004 represents amounts earned since September 1, 2004, the date SendTec was acquired by the Company. In connection with the sale of its SendTec business to RelationServe Media, Inc. on October 31, 2005, Mr. Soltoff’s employment with SendTec was terminated.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND 2004 YEAR-END OPTION VALUES

The following tables set forth for each of the Named Executive Officers (a) the number of options exercised during 2004, (b) the total number of unexercised options for common stock (exercisable and unexercisable) held at December 31, 2004, (c) the value of those options that were in-the-money on December 31, 2004 based on the difference between the closing price of our common stock on December 31, 2004 and the exercise price of the options on that date, and (d) the total number of options granted to such persons in 2004.

			Number of Securities Underlying Unexercised Stock Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Stock Options at Fiscal Year End (1)
Name	Shares Acquired on Exercise #	Value Realized	Exercisable	Un- Exercisable	Exercisable	Un- Exercisable
Michael S. Egan	--	--	3,841,182	3,818	$1,003,016	$1,259
Edward A. Cespedes	--	--	2,461,182	3,818	703,016	1,259
Albert J. Detz	--	--	83,334	116,666	3,333	4,667
Robin S. Lebowitz	--	--	625,025	9,055	208,722	3,378
Paul Soltoff	--	--	238,669	238,668	85,921	85,920

(1) Value represents closing price of our common stock on December 31, 2004 less the exercise price of the stock option, multiplied by the number of shares exercisable or unexercisable, as applicable.

OPTION GRANTS IN 2004
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2004	Exercise or Base Price ($/Share)	Market Price on Date of Grant ($/share)	Expiration Date	5% ($)	10% ($)	0% ($)
Michael S. Egan	-	-	-	-	-	-	-	-
Edward A. Cespedes	-	-	-	-	-	-	-	-
Albert J. Detz	200,000(1)	2.6%	$0.38	$0.38	6/04/2014	$47,796	$121,124	-
Robin S. Lebowitz	-	-	-	-	-	-	-	-
Paul Soltoff	477,337(2)	6.2%	$0.06	$0.41	10/01/2013	$290,148	$478,976	$167,068

(1) 60,000 of these options vested immediately, with the balance vesting ratably on a quarterly basis over the following three years as long as Mr. Detz was employed by the Company. Upon Mr. Detz' resignation and pursuant to the terms of his consulting agreement, additional options became vested effective February 2, 2005 which increased the cumulative vested options to 130,000 as of that time, with the 70,000 remaining options becoming vested on August 2, 2005 upon Mr. Detz’ performance of consulting services on a continuous basis for a six month period from the February 2, 2005 effective date of the agreement, with all vested options exercisable until February 2, 2006.

(2) 238,669 of these options vested on September 30, 2004 and the remainder vested on September 30, 2005. Effective with the closing of the sale of its SendTec business to RelationServe Media, Inc. and the related termination of Mr. Soltoff’s employment with SendTec on October 31, 2005, all 477,337 options plus certain earn-out warrants held by Mr. Soltoff were terminated.

(3) These amounts represent assumed rates of appreciation in conformity with Securities and Exchange Commission disclosure requirements. Actual gains, if any, on stock option exercises are dependent on future performance of our common stock.

EMPLOYMENT AGREEMENTS

CHIEF EXECUTIVE OFFICER EMPLOYMENT AGREEMENT AND PRESIDENT EMPLOYMENT AGREEMENT. On August 1, 2003, we entered into separate employment agreements with our Chief Executive Officer ("CEO"), Michael S. Egan, and our President, Edward A. Cespedes. The two employment agreements are substantially similar and each provides for the following:

•	employment as one of our executives;

•	an annual base salary of $250,000 with eligibility to receive annual increases as determined in the sole discretion of the Board of Directors;

•	an annual cash bonus, which will be awarded upon the achievement of specified pre-tax operating income (not be less than $50,000 per year);

•	participation in all welfare, benefit and incentive plans (including equity based compensation plans) offered to senior management;

•
a term of employment which commenced on August 1, 2003 and continues through the first anniversary thereof. The term automatically extends for one day each day unless either the Company or executive provides written notice to the other not to further extend. The agreement provides that, in the event of termination by us without "cause" or by the executive for "good reason" (which includes a "Change of Control"), the executive will be entitled to receive from us:

o
his base salary through the date of termination and an amount equal to the product of (x) the higher of (i) the executive's average annual incentive paid or payable under the Company's annual incentive plan for the last three full fiscal years, including any portion which has been earned but deferred and (ii) the annual incentive paid or payable under the Company's annual incentive plan for the most recently completed fiscal year, including any portion thereof which has been earned but deferred (and annualized if the fiscal year consists of less than twelve full months or, if during which, the executive was employed for less than twelve full months) and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365;

o	any accrued vacation pay;

o	a lump-sum cash payment equal to ten (10) times the sum of executive's base salary and highest annual incentive;

o
for the continued benefit of executive, his spouse and his dependents for a period of ten (10) years following the date of termination, the medical, hospitalization, dental, and life insurance programs in which executive, his spouse and his dependents were participating immediately prior to the date of termination at the level in effect and upon substantially the same terms and conditions as existed immediately prior to the date of termination;

o	reimbursement for any reasonable and necessary monies advanced or expenses incurred in connection with the executive's employment; and

o
executive will be vested, as of the date of termination, in all rights under any equity award agreements (e.g., stock options that would otherwise vest after the date of termination) and in the case of stock options, stock appreciation rights or similar awards, thereafter shall be permitted to exercise any and all such rights until the earlier of (i) the third anniversary of the date of termination and (ii) the end of the term of such awards (regardless of any termination of employment restrictions therein contained) and any restricted stock held by executive will become immediately vested as of the date of termination.

FORMER CHIEF FINANCIAL OFFICER EMPLOYMENT AGREEMENT. We also entered into an employment agreement with our then Chief Financial Officer ("CFO"), Robin Segaul Lebowitz, on August 1, 2003. Her employment agreement provides for the following:

•	employment as one of our executives;

•	an annual base salary of $150,000 with eligibility to receive annual increases as determined in the sole discretion of the Board of Directors;

•	a discretionary annual cash bonus, which will be awarded at our Board's discretion;

•	participation in all welfare, benefit and incentive plans (including equity based compensation plans) offered to senior management;

•
term of employment which commenced on August 1, 2003 and continues through the first anniversary thereof. The term automatically extends for one day each day unless either the Company or executive provides written notice to the other not to further extend. The agreement provides that, in the event of termination by us without "cause" or by the executive for "good reason" (which includes a "Change of Control"), the executive will be entitled to receive from us:

•
her base salary through the date of termination and an amount equal to the product of (x) the higher of (i) the executive's average annual incentive paid or payable under the Company's annual incentive plan for the last three full fiscal years, including any portion which has been earned but deferred and (ii) the annual incentive paid or payable under the Company's annual incentive plan for the most recently completed fiscal year, including any portion thereof which has been earned but deferred (and annualized if the fiscal year consists of less than twelve full months or, if during which, the executive was employed for less than twelve full months) and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365;

•	any accrued vacation pay;

•	a lump-sum cash payment equal to two (2) times the sum of executive's base salary and highest annual incentive;

•
for the continued benefit of executive, her spouse and her dependents for a period of two (2) years following the date of termination, the medical, hospitalization, dental, and life insurance programs in which executive, her spouse and her dependents were participating immediately prior to the date of termination at the level in effect and upon substantially the same terms and conditions as existed immediately prior to the date of termination;

•	reimbursement for any reasonable and necessary monies advanced or expenses incurred in connection with the executive's employment; and

•
executive will be vested, as of the date of termination, in all rights under any equity award agreements (e.g., stock options that would otherwise vest after the date of termination) and in the case of stock options, stock appreciation rights or similar awards, thereafter shall be permitted to exercise any and all such rights until the earlier of (i) the third anniversary of the date of termination and (ii) the end of the term of such awards (regardless of any termination of employment restrictions therein contained) and any restricted stock held by executive will become immediately vested as of the date of termination.

Effective February 23, 2004, Ms. Lebowitz's employment agreement was amended. Ms. Lebowitz's new title is Vice President, Finance and effective June 1, 2004 her annual base salary is $140,000.

FORMER CHIEF FINANCIAL OFFICER AND TREASURER AGREEMENT. We also entered into an agreement with our former Chief Financial Officer ("CFO") and Treasurer, Albert J. Detz, on June 3, 2004. The agreement had provided for the following:

•	an annual base salary of $175,000 with eligibility to receive annual increases as determined in the sole discretion of the Board of Directors;

•
a grant of 200,000 options to acquire theglobe.com common stock at an exercise price of $0.38 per share. 60,000 of these options vested immediately and the balance vest ratably on a quarterly basis over 3 years;

•	a discretionary annual cash bonus, which would be awarded at our Board's discretion;

•	participation in all welfare, benefit and incentive plans offered to senior management of the Company; and

•
in the event of termination by us after six months of employment but less than one year, the executive would be entitled to receive from us his base salary for a period of three months from the date of such termination. In the event of termination by us after one year of employment, the executive would be entitled to receive from us his base salary for a period of six months from the date of such termination.

Effective February 1, 2005, Mr. Detz resigned his positions with the Company and his employment with the Company ended. Pursuant to a consulting agreement, effective February 2, 2005, Mr. Detz began performing various financial and accounting services on a project basis to the Company.

FORMER SENDTEC CHIEF EXECUTIVE OFFICER EMPLOYMENT AGREEMENT. As part of the SendTec Acquisition, on September 1, 2004, we entered into an employment agreement with Paul Soltoff to continue as Chief Executive Officer ("CEO") of SendTec, Inc., now a wholly-owned subsidiary of the Company. His employment agreement provides for the following:

•	an annual base salary of $300,000 with eligibility to receive annual increases as determined in the sole discretion of the Board of Directors;

•	a discretionary annual cash bonus, which will be awarded at our Board's discretion;

•	participation in all welfare, benefit and incentive plans offered to senior management of the Company;

•
a 5 year term of employment which commenced on September 1, 2004. The agreement provides that, in the event of termination by us without "cause" or by the executive for "good reason", the executive will be entitled to receive from us: his base salary for a period of 2 years from the date of such termination; any accrued vacation pay or sick pay; and for the continued benefit of executive, his spouse and his dependents for a period of one (1) year following the date of termination, the medical, hospitalization, dental, and life insurance programs in which executive, his spouse and his dependents were participating immediately prior to the date of termination at the level in effect and upon substantially the same terms and conditions as existed immediately prior to the date of termination; and

•	customary provisions relating to confidentiality, work-product and covenants not to compete.

Effective with the closing of the sale of its SendTec business to RelationServe Media, Inc. on October 31, 2005, Mr. Soltoff’s employment agreement and employment with SendTec was terminated.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors establishes our general compensation policies as well as the compensation plans and specific compensation levels for executive officers. The Compensation Committee also administers our stock based incentive plans for executive officers.

The Compensation Committee believes that the compensation of our executive officers, including the CEO, should be influenced by our performance. Employment agreements with certain of our executive officers establish base salary levels, and any salary increases are made in accordance with those agreements. Additional compensation in the form of cash bonuses or stock options is made in accordance with the employment agreements, where applicable, or at the discretion of the Compensation Committee or the full Board, taking into account the contributions made by the executive officers to theglobe, as well as anticipated performance of theglobe in the coming year. The Compensation Committee believes that our executive officer salaries in 2004 did not exceed levels in the industry for similarly sized businesses.

In addition to salary, the Board or the Compensation Committee, from time to time, grants options to executive officers. The Compensation Committee views option grants as an important component of its long-term, performance-based compensation philosophy. Since the value of an option bears a direct relationship to our stock price, the Compensation Committee believes that options motivate executive officers to manage us in a manner that will also benefit stockholders. As such, options are granted at the current market price. One of the principal factors considered in granting options to an executive officer is the executive officer’s ability to influence our long-term growth and profitability.

COMPENSATION COMMITTEE:

Michael S. Egan
Edward A. Cespedes

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Michael S. Egan, theglobe.com’s Chairman and Chief Executive Officer and Edward A. Cespedes, theglobe.com’s President, Treasurer and Chief Financial Officer and Director served as members of the Compensation Committee of the Board of Directors during 2004. Although certain relationships and related transactions between Messrs. Egan and Cespedes and theglobe.com are disclosed in the following section of this Proxy Statement entitled CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, none of these relationships or transactions relate to interlocking directorships or compensation committees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ARRANGEMENTS WITH ENTITIES CONTROLLED BY VARIOUS DIRECTORS AND OFFICERS.

On February 2, 2004, Michael S. Egan (our Chairman and Chief Executive Officer) and his wife, S. Jacqueline Egan, entered into a Note Purchase Agreement with the Company pursuant to which they acquired convertible promissory notes (the "Bridge Notes") in the aggregate principal amount of $2,000,000. The Bridge Notes were convertible at anytime into shares of the Company's common stock at an initial rate of $.98 per share. The conversion rate was initially adjustable based on an amount equal to the rate at which the Company sold its common stock in any subsequent qualified private offering (defined as an offering which raises a minimum of $7.5 million) (or at a 20% discount to such amount, depending upon the timing of completion, and amount of, such private offering). This conversion was subsequently adjusted to $.57 per share, which was the effective per share rate of the subsequent qualified private offering. The Bridge Notes were due on demand from the holder, and were secured by a pledge of substantially all of the assets of the Company. The security interest was shared with the holders of the Company's Secured Convertible Notes in the principal amount of $1,750,000. The Bridge Notes paid interest at the rate of ten (10) percent per annum. In addition, the Egans were issued a warrant to acquire 204,082 shares of theglobe.com common stock at an initial exercise price of $1.22 per share. This warrant is exercisable at any time on or before February 2, 2009. The Egans are entitled to certain demand and “piggy-back” registration rights in connection with this investment.

On March 11, 2004, theglobe.com, inc. completed the PIPE Offering. In connection with the PIPE Offering, Mr. Egan, our Chairman, Chief Executive Officer and principal stockholder, together with certain of his affiliates and other parties, converted the $2,000,000 Bridge Note, $1,750,000 of Secured Convertible Notes issued on May 23, 2003 and all of the Company's outstanding shares of Series F Preferred Stock issued on March 28, 2003, and exercised (on a cashless exercise basis) all of the warrants issued in connection with the foregoing Secured Convertible Notes and Series F Preferred Stock, together with certain warrants issued to Dancing Bear Investments (an affiliate of Mr. Egan). As a result of such conversions and exercises, the Company issued an aggregate of approximately 48.75 million shares of common stock to such parties.

Interest expense on the $1,750,000 Convertible Notes totaled approximately $108,200, excluding the amortization of the discount on the Notes, during the year ended December 31, 2003. The interest remained unpaid at December 31, 2003, and was included in accrued expenses in our consolidated balance sheet. As a result of the conversion of the $1,750,000 Convertible Notes into the Company's common stock in March 2004, all accrued interest, including approximately $32,000 relating to the first quarter of 2004, was paid by June 30, 2004. As a result of the conversion of the $2,000,000 Bridge Note into the Company's common stock in March 2004, accrued interest of approximately $17,500 relating to the first quarter of 2004 was paid by June 30, 2004.

On April 22, 2005, E&C Capital Partners, LLLP (“E&C Partners”) and E&C Capital Partners II, Ltd. (the “Noteholders”), entities controlled by the Company’s Chairman and Chief Executive Officer, entered into a Note Purchase Agreement (the “Agreement”) with theglobe pursuant to which they acquired secured demand convertible promissory notes (the “Convertible Notes”) in the aggregate principal amount of $1,500,000. Under the terms of the Agreement, the Noteholders were also granted the optional right, for a period of 90 days from the date of the Agreement, to purchase additional Convertible Notes such that the aggregate principal amount of Convertible Notes issued under the Agreement may total $4,000,000 (the “Option”). On June 1, 2005, the Noteholders exercised a portion of the Option and acquired an additional $1,500,000 of Convertible Notes. On July 18, 2005, the Noteholders exercised the remainder of the Option and acquired an additional $1,000,000 of Convertible Notes.

The Convertible Notes are convertible at the option of the Noteholders into shares of the Company’s common stock at an initial price of $0.05 per share. Through September 30, 2005 an aggregate of $600,000 of Convertible Notes were converted by the Noteholders into an aggregate of 12,000,000 shares of the Company’s common stock. The Convertible Notes provide for interest at the rate of ten percent per annum and are secured by a pledge of substantially all of the assets of the Company. Approximately $131,000 of interest payable to the Noteholders was recorded during the nine months ended September 30, 2005 related to the Convertible Notes. The Convertible Notes are due and payable five days after demand for payment by the Noteholders. The Noteholders are entitled to certain demand and “piggyback” registration rights in connection with their investment. Assuming full conversion of all remaining outstanding Convertible Notes, 68,000,000 shares of the Company’s common stock would be issued to the Noteholders.

Two of our directors, Mr. Egan and Ms. Lebowitz, also serve as officers and directors of Dancing Bear Investments, Inc. ("Dancing Bear"). Dancing Bear is a stockholder of the Company and an entity controlled by Mr. Egan, our Chairman.

Several entities controlled by our Chairman have provided services to the Company and two of its subsidiaries, including: the lease of office and warehouse space; the outsourcing of customer service and warehouse functions for the Company's VoIP operations; and the outsourcing of human resources and payroll processing functions for the Parent Company and various of the Company’s subsidiaries.

We sublease approximately 15,000 square feet of office space for our executive offices from Certified Vacations, a company which is controlled by our Chairman and CEO Michael Egan. The sublease commenced on September 1, 2003 and expires on July 31, 2007. The initial base rent is $18.91 per square foot on an annual basis ($283,650 annually in the aggregate) and will increase on each anniversary of the sublease by $1.50 per square foot. During 2003, approximately $148,000 of expense was recorded related to the lease of the office space. During the year ended December 31, 2004, approximately $334,000 of expense was recorded related to the lease of the office space. During the nine months ended September 30, 2005, approximately $264,000 of expense was recorded related to the lease of office space from Certified Vacations. In addition, from August 2003 through August 2004 we outsourced our customer service function from Certified Vacations under renewable short term agreements at incremental cost, for which we paid an aggregate of $109,000 during the year ended December 31, 2003 and $134,000 during the year ended December 31, 2004.

Beginning in August 2003, our subsidiary, voiceglo Holdings, Inc. ("voiceglo"), began outsourcing warehouse space and related services from Thomas Street Logistics LLC, which is controlled by our Chairman and CEO, Michael Egan, and our President, Edward Cespedes. Our agreement with Thomas Street Logistics included secure warehouse space, equipment rental, insurance, utilities, office space, inventory management, shipping services, personnel and provisioning of our equipment for $25,000 per month and a nominal shipping and handling fee per item shipped. Effective, April 15, 2004, voiceglo terminated its arrangement with Thomas Street Logistics and has transitioned these functions to voiceglo personnel and warehouse space. During 2003, approximately $126,000 of expense was recorded for warehouse space and related outsourced functions. During the year ended December 31, 2004, approximately $99,000 of expense was recorded for warehouse space and related outsourced functions.

Beginning April 2005, we outsourced our human resources and payroll processing functions from Certified Vacations and approximately $21,000 of expense was recorded during the nine months ended September 30, 2005 related to these functions.

In addition, as of December 31, 2004, approximately $90,000 of advances made by the Company to a newly formed entity controlled by our Chairman, Global Voice Network LLC, remained unpaid. At the time these funds were advanced, the entity was anticipated to enter into a joint venture to provide services to voiceglo and the Company was negotiating the terms of such joint venture. The Company and such new entity subsequently agreed to abandon the proposed joint venture and the entity ceased operations in January 2005. Additional advances of approximately $2,000 were made to the entity during January 2005. E&C Partners has represented to theglobe.com that the amounts advanced (which approximate $92,000 as of September 30, 2005), will be repaid to the Company prior to the end of 2005.

ARRANGEMENTS WITH RELATIVES. During the nine months ended September 30, 2005, payments of approximately $4,300 were made to the son-in-law of our Chairman and CEO as reimbursements of marketing expenses incurred on the Company’s behalf. In March 2004, the Company engaged the services of Pay the Rent, a company controlled by the son-in-law of our Chairman and CEO. Pay the Rent was contracted for the production, audio and video post-production, voice-over, and scoring of a television commercial featuring voiceglo. Payment in full in the amount of $151,200 was remitted during 2004. In 2003, we reimbursed Pay the Rent $18,013 for marketing and promotion expenses (at cost) for a separate marketing promotion.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities and Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent (10%) of a registered class of our equity securities, to file certain reports regarding ownership of, and transactions in, our securities with the SEC and with The NASDAQ Stock Market, Inc. Such officers, directors, and 10% stockholders are also required to furnish theglobe with copies of all Section 16(a) forms that they file.

Based solely on our review of copies of Forms 3 and 4 and any amendments furnished to us pursuant to Rule 16a-3(e) and Forms 5 and any amendments furnished to us with respect to the 2004 fiscal year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were required, we believe that, during the 2004 fiscal year, our officers and directors have complied with all Section 16(a) applicable filing requirements.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total return on theglobe’s common stock during the last five fiscal years with the NASDAQ National Market Index (U.S. Companies) and the AMEX Internet Index during the same period. The graph shows the value, at the end of each of the last five fiscal years, of $100 invested in theglobe common stock or the indices on December 31, 1999, and assumes the reinvestment of all dividends. Historical stock price performance is not necessarily indicative of future stock price performance.

	At December 31,
	1999	2000	2001	2002	2003	2004
theglobe	$100.00	$3.34	$0.36	$0.84	$15.87	$5.01
NASDAQ	$100.00	$60.00	$48.00	$33.00	$49.00	$54.00
AMEX Internet	$100.00	$49.00	$26.00	$15.00	$25.00	$30.00

The shares of our common stock were delisted from the NASDAQ national market in April 2001 and now trade in the over-the-counter market on what is commonly referred to as the electronic bulletin board or “OTCBB”, under the symbol “TGLO.OB”.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee of the board of directors operates under a written charter adopted by the board of directors. The members of the committee are Michael S. Egan, Edward A. Cespedes, and Robin S. Lebowitz. In as much as the Board does not currently have any non-employee directors, and all audit committee members are also employees of the Company, none of the current committee members are considered “independent” within the meaning of applicable NASD rules.

Management is responsible for the company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The committee's responsibility is to monitor and oversee these processes.

In this context, the audit committee has met and held discussions with management and the independent accountants. Management represented to the committee that the company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The committee discussed with the independent accountants matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

The company's independent accountants also provided to the audit committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the audit committee discussed with the independent accountants that firm's independence.

Based upon the audit committee's discussion with management and the independent accountants and the audit committee's review of the representation of management and the report of the independent accountants to the committee, the audit committee recommended that the board of directors include the audited consolidated financial statements in the company's annual report on Form 10-KSB for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Michael S. Egan Edward A. Cespedes Robin Segaul Lebowitz

APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, upon the recommendation of the Audit Committee, has appointed Rachlin Cohen & Holtz LLP (“Rachlin Cohen”) Fort Lauderdale, Florida as the firm of independent public accountants to audit our books and accounts for the fiscal years ended December 31, 2005. There will be a representative from Rachlin Cohen in attendance at the annual meeting, who will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Audit Fees. The aggregate fees billed by Rachlin Cohen for professional services rendered for the audit of our annual financial statements during 2004 and 2003 and the reviews of the financial statements included in our Forms 10-Q or 10-QSB and 10-K or 10-KSB, as appropriate, were $104,739 and $202,977, respectively.

Audit-Related Fees. During the last two fiscal years, Rachlin Cohen provided the Company with the following services that are reasonably related to the performance of the audit of our financial statements:

Assurance and related services related to audits and review for various SEC filings (including S-8’s, proxy and private placements) $29,784 for 2004 and $8,641 for 2003; and

Other services relating to consultation and research of various accounting pronouncements and technical issues were $3,574 for 2004 and $7,633 for 2003.

Tax Fees. The aggregate fees billed for tax services provided by Rachlin Cohen in connection with tax compliance, tax consulting and tax planning services during 2004 and 2003, were $81,963 and $78,079, respectively.

All Other Fees. Except as described above, the Company had no other fees for services provided by Rachlin Cohen during 2004 and 2003.

Pre-approval of Services by the External Auditor. In April of 2004, the Audit Committee adopted a policy for pre-approval of audit and permitted non-audit services by the Company’s external auditor. The Audit Committee will consider annually and, if appropriate, approve the provision of audit services by its external auditor and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit Committee will also consider on a case by case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. Of the Audit-Related Fees and Tax Fees described above, the Audit Committee, approved of the audit related engagements but did not approve the tax related services. All such tax related services will be subject to pre-approval by the Audit Committee in the future.

STOCKHOLDER PROPOSALS FOR THE
2006 ANNUAL MEETING

We welcome comments and suggestions from our stockholders. Here are the ways a stockholder may present a proposal for consideration by the other stockholders at our 2006 Annual Meeting:

In our Proxy Statement. If a stockholder wants to submit a proposal for inclusion in our proxy statement and form of proxy under Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") for the 2006 Annual Meeting of Stockholders, we must receive the proposal in writing on or before 5 p.m., Eastern time, March 1, 2006.

At the Annual Meeting. Under our By-Laws, if a stockholder wishes to nominate a director or bring other business before the stockholders at the 2006 Annual Meeting, we must receive the stockholder's written notice not less than 60 days nor more than 90 days prior to the date of the annual meeting, unless we give our stockholders less than 70 days' notice of the date of our 2006 Annual Meeting. If we provide less than 70 days' notice, then we must receive the stockholder's written notice by the close of business on the 10th day after we provide notice of the date of the 2006 Annual Meeting. The notice must contain the specific information required in our By-Laws. A copy of our By-Laws may be obtained by writing to the Corporate Secretary. If we receive a stockholder's proposal within the time periods required under our By-Laws, we may choose, but are not required, to include it in our proxy statement. If we do, we may tell the other stockholders what we think of the proposal, and how we intend to use our discretionary authority to vote on the proposal.
Under our By-Laws, a stockholder's notice nominating a person for election as a director must contain specific information about the proposed nominee and the nominating stockholder. If our chairman determines that a nomination was not made in the manner described in our By-Laws, the nomination will be disregarded. Similarly, a stockholder's notice proposing the conduct of business must contain specific information about the business and about the proposing stockholder. If our chairman determines that business was not properly brought before the meeting in the manner described in our By-Laws, the business will not be conducted.

By requiring advance notice of nominations by holders of our common stock, our By-Laws afford our board an opportunity to consider the qualifications of the proposed nominee and, to the extent deemed necessary or desirable by our board, to inform stockholders about these qualifications. By requiring advance notice of other proposed business, our By-Laws also provide an orderly procedure for conducting annual meetings of stockholders and, to the extent deemed necessary or desirable by our board, provides our board with an opportunity to inform stockholders, before meetings, of any business proposed to be conducted at the meetings, together with any recommendations as to our board's position regarding action to be taken with respect to the business, so that stockholders can better decide whether to attend a meeting or to grant a proxy regarding the disposition of any business.

Delivering a Separate Proxy Statement. We will not use our discretionary voting authority if a stockholder submits a proposal within the time period required under our By-Laws, and also provides us with a written statement that the stockholder intends to deliver his/her own proxy statement and form of proxy to our stockholders. Persons who wish to deliver their own proxy statement and form of proxy should consult the rules and regulations of the SEC.

All proposals should be made in writing and sent via registered, certified or express mail, to our executive offices, 110 East Broward Boulevard, Suite 1400, Fort Lauderdale, Florida 33301, Attention: Robin S. Lebowitz, Corporate Secretary.

OTHER BUSINESS

The Board of Directors is not aware of any other matters to come before the Annual Meeting. If any matter not mentioned in this proxy statement is properly brought before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to those matters in accordance with their judgment.
By Order of the Board of Directors

/s/ Michael S. Egan Michael S. Egan Chief Executive Officer

Fort Lauderdale, Florida
November 21, 2005

ANNUAL MEETING OF STOCKHOLDERS OF

theglobe.com, inc.

December 28, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê	Please detach and mail in the envelope provided.	ê
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1, LISTED BELOW. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of three (3) directors, to serve until the 2006 Annual Meeting of Stockholders.		2. In their discretion, upon any and all other matters that may properly come before the Annual Meeting.
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES ¡ Michael S. Egan ¡ Edward A. Cespedes ¡ Robin Segaul Lebowitz

This Proxy, which is solicited on behalf of the Board of Directors, will be voted FOR all listed nominees to serve as directors under Proposal 1. With respect to any other matter properly brought before the Annual Meeting, the proxies will vote in accordance with their determination.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder ________________________________ Date: ______________________ Signature of Stockholder _____________________________ Date: ___________________________

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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PROXY	PROXY

theglobe.com, inc.

(Solicited on behalf of the Board of Directors)

The undersigned holder of common stock of theglobe.com, inc., revoking all proxies previously given, hereby constitutes and appoints Robin S. Lebowitz and Edward A. Cespedes, and each of them, as Proxy, with full power of substitution and resubstitution, on behalf and in the name of the undersigned, to vote all of the undersigned’s shares of the said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of theglobe.com, inc., to be held at theglobe.com, inc.’s corporate headquarters located at 110 East Broward Boulevard, Suite 1100, Ft. Lauderdale, Florida 33301, Wednesday, December 28, 2005 at 10:00 a.m., local time, and at any adjournments or postponements thereof.

The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies previously given.

Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Proxies on any other matter which may properly come before the meeting. Where no choice is specified, this Proxy will be voted FOR all listed nominees to serve as directors under Proposal 1, and with respect to any other matter properly brought before the Annual Meeting, in accordance with the determination of the proxies named herein.

PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE

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